                                                                     EXHIBIT 4.1

================================================================================


                      BECKMAN INSTRUMENTS, INC., as Issuer,

              THE NOTE GUARANTORS named herein, as Note Guarantors,

                                       and

                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


                                 --------------


                                Senior Indenture

                            Dated as of March 4, 1998


                                 --------------


==============================================================================

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
  Act Section                                                Indenture Section
---------------                                              -----------------
Section 310(a)(1)..........................................................609
   (a)(2)..................................................................609
   (a)(3).......................................................Not Applicable
   (a)(4).......................................................Not Applicable
   (b).....................................................................608
                                                                           610
Section 311(a).............................................................613
   (b).....................................................................613
Section 312(a).............................................................701
                                                                           702
   (b).....................................................................702
   (c).....................................................................702
Section 313(a).............................................................703
   (b).....................................................................703
   (c).....................................................................703
   (d).....................................................................703
Section 314(a).............................................................704
   (a)(4)..................................................................102
                                                                          1004
   (b)..........................................................Not Applicable
   (c)(1)..................................................................102
   (c)(2)..................................................................102
   (c)(3).......................................................Not Applicable
   (d)..........................................................Not Applicable
   (e).....................................................................102
Section 315(a).............................................................601
   (b).....................................................................602
   (c).....................................................................601
   (d).....................................................................601
   (e).....................................................................514
Section 316(a).............................................................512
   (a)(1)(A)...............................................................502
                                                                           512
   (a)(1)(B)...............................................................513

   (a)(2).......................................................Not Applicable
   (b).....................................................................508
   (c).....................................................................104

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
  Act Section                                                Indenture Section
---------------                                              -----------------
Section 310(a)(1)..........................................................609
   (a)(2)..................................................................609
   (a)(3).......................................................Not Applicable
   (a)(4).......................................................Not Applicable
   (b).....................................................................608
                                                                           610
Section 311(a).............................................................613
   (b).....................................................................613
Section 312(a).............................................................701
                                                                           702
   (b).....................................................................702
   (c).....................................................................702
Section 313(a).............................................................703
   (b).....................................................................703
   (c).....................................................................703
   (d).....................................................................703
Section 314(a).............................................................704
   (a)(4)..................................................................102
                                                                          1004
   (b)..........................................................Not Applicable
   (c)(1)..................................................................102
   (c)(2)..................................................................102
   (c)(3).......................................................Not Applicable
   (d)..........................................................Not Applicable
   (e).....................................................................102
Section 315(a).............................................................601
   (b).....................................................................602
   (c).....................................................................601
   (d).....................................................................601
   (e).....................................................................514
Section 316(a).............................................................512
   (a)(1)(A)...............................................................502
                                                                           512
   (a)(1)(B)...............................................................513

   (a)(2).......................................................Not Applicable
   (b).....................................................................508
   (c).....................................................................104

Trust Indenture
  Act Section                                                Indenture Section
---------------                                              -----------------
Section 317(a)(1)..........................................................503
   (a)(2)..................................................................504
   (b)....................................................................1003
Section 318(a).............................................................107

-------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
RECITALS      .......................................................................   1

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 101.  Definitions............................................................   1
SECTION 102.  Compliance Certificates and Opinions...................................  24
SECTION 103.  Form of Documents Delivered to Trustee.................................  25
SECTION 104.  Acts of Holders; Record Dates..........................................  25
SECTION 105.  Notices, Etc., to Trustee, Company and Note Guarantor..................  27
SECTION 106.  Notice to Holders; Waiver..............................................  28
SECTION 107.  Conflict with Trust Indenture Act......................................  28
SECTION 108.  Effect of Headings and Table of Contents...............................  28
SECTION 109.  Successors and Assigns.................................................  28
SECTION 110.  Separability Clause....................................................  28
SECTION 111.  Benefits of Indenture..................................................  28
SECTION 112.  Governing Law..........................................................  28
SECTION 113.  Legal Holidays.........................................................  29

                                   ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.  Forms Generally........................................................  29
SECTION 202.  Form of Trustee's Certificate of Authentication........................  30
SECTION 203.  Restrictive and Global Security Legends................................  30

                                  ARTICLE THREE

                                 THE SECURITIES

SECTION 301.  Amount; Series; Terms..................................................  32
SECTION 302.  Denominations..........................................................  33
SECTION 303.  Execution, Authentication, Delivery and Dating.........................  33
SECTION 304.  Temporary Securities...................................................  34
SECTION 305.  Registration, Registration of Transfer and Exchange....................  34
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities.......................  35
SECTION 307.  Payment of Interest; Interest Rights Preserved.........................  36
SECTION 308.  Persons Deemed Owners..................................................  37
SECTION 309.  Cancellation...........................................................  37
SECTION 310.  Computation of Interest................................................  37
SECTION 311.  Book-Entry Provisions for Global Securities............................  37
SECTION 312.  Transfer Provisions....................................................  38

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture................................  45
SECTION 402.  Application of Trust Money.............................................  46

                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.  Events of Default......................................................  47
SECTION 502.  Acceleration of Maturity; Rescission and Annulment.....................  48
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
              Trustee................................................................  49
SECTION 504.  Trustee May File Proofs of Claim.......................................  50
SECTION 505.  Trustee May Enforce Claims Without Possession
                       of Securities.................................................  50
SECTION 506.  Application of Money Collected.........................................  50
SECTION 507.  Limitation on Suits....................................................  51
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
              and Interest...........................................................  51
SECTION 509.  Restoration of Rights and Remedies.....................................  52

SECTION 510.  Rights and Remedies Cumulative.........................................  52
SECTION 511.  Delay or Omission Not Waiver...........................................  52
SECTION 512.  Control by Holders.....................................................  52
SECTION 513.  Waiver of Past Defaults................................................  52
SECTION 514.  Undertaking for Costs..................................................  53
SECTION 515.  Waiver of Usury, Stay or Extension Laws................................  53

                                   ARTICLE SIX

                                   THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities....................................  53
SECTION 602.  Notice of Defaults.....................................................  53
SECTION 603.  Certain Rights of Trustee..............................................  53
SECTION 604.  Not Responsible for Recitals or Issuance of Securities.................  54
SECTION 605.  May Hold Securities....................................................  55
SECTION 606.  Money Held in Trust....................................................  55
SECTION 607.  Compensation and Reimbursement.........................................  55
SECTION 608.  Conflicting Interests..................................................  55
SECTION 609.  Corporate Trustee Required; Eligibility................................  55
SECTION 610.  Resignation and Removal; Appointment of Successor......................  56
SECTION 611.  Acceptance of Appointment by Successor.................................  57
SECTION 612.  Merger, Conversion, Consolidation or Succession
                       to Business...................................................  58
SECTION 613.  Preferential Collection of Claims Against Company......................  58
SECTION 614.  Appointment of Authenticating Agent....................................  58

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders..............  60
SECTION 702.  Preservation of Information; Communications to Holders.................  60
SECTION 703.  Reports by Trustee.....................................................  60
SECTION 704.  Reports by Company.....................................................  61

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms...................  61
SECTION 802.  Successor Substituted..................................................  62

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.....................  62
SECTION 902.  Supplemental Indentures With Consent of Holders........................  63
SECTION 903.  Execution of Supplemental Indentures...................................  64
SECTION 904.  Effect of Supplemental Indentures......................................  64
SECTION 905.  Conformity with Trust Indenture Act....................................  64
SECTION 906.  Reference in Securities to Supplemental Indentures.....................  64
SECTION 907.  Revocation and Effect of Consents......................................  64

                                   ARTICLE TEN

                                    COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.............................  65
SECTION 1002. Maintenance of Office or Agency........................................  65
SECTION 1003. Money for Securities Payments to Be Held in Trust......................  66
SECTION 1004. Statement by Officers as to Default....................................  67
SECTION 1005. Existence..............................................................  67
SECTION 1006. Maintenance of Properties..............................................  67
SECTION 1007. Payment of Taxes and Other Claims......................................  67
SECTION 1008. Limitation on Liens....................................................  67
SECTION 1009. Limitation on Sale and Leaseback Transactions..........................  69
SECTION 1010. Limitation on Incurrence of Indebtedness...............................  69
SECTION 1011. Limitation on Restricted Payments......................................  69
SECTION 1012. Change of Control......................................................  71
SECTION 1013. Future Note Guarantors.................................................  71
SECTION 1014. Provision of Financial Statements and Reports..........................  72
SECTION 1015. Waiver of Certain Covenants............................................  72

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101. Optional Redemption....................................................  72
SECTION 1102. Election to Redeem; Notice to Trustee..................................  73
SECTION 1103. Selection by Trustee of Securities to Be Redeemed......................  73
SECTION 1104. Notice of Redemption...................................................  73
SECTION 1105. Deposit of Redemption Price............................................  74
SECTION 1106. Securities Payable on Redemption Date..................................  74
SECTION 1107. Securities Redeemed in Part............................................  74

                                 ARTICLE TWELVE

                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Company's Option to Effect Defeasance or Covenant
                       Defeasance....................................................  75
SECTION 1202. Defeasance and Discharge...............................................  75
SECTION 1203. Covenant Defeasance....................................................  75
SECTION 1204. Conditions to Defeasance or Covenant Defeasance........................  76
SECTION 1205. Deposited Money and U.S. Government Obligations
                       to Be Held in Trust; Miscellaneous Provisions.................  77
SECTION 1206. Reinstatement..........................................................  78

                                ARTICLE THIRTEEN

                             GUARANTEE OF SECURITIES

SECTION 1301. Unconditional Guarantee................................................  78
SECTION 1302. Additional Note Guarantors.............................................  80
SECTION 1303. Release of a Note Guarantee............................................  80
SECTION 1304. Waiver of Subrogation..................................................  81
SECTION 1305. Reliance on Judicial Order or Certificate of Liquidating
                       Agent Regarding Dissolution, etc..............................  81
SECTION 1306. Article Thirteen Applicable to Paying Agents...........................  81
SECTION 1307. No Suspension of Remedies..............................................  82

            INDENTURE, dated as of March 4, 1998, among Beckman Instruments, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 2500 Harbor Boulevard, Fullerton, California 92834, as issuer, the Note Guarantors named herein (the "Note Guarantors"), as guarantors, and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee").

                                    RECITALS

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) its 7.10% Senior Notes due 2003 (the "Initial 2003 Notes") and 7.45% Senior Notes due 2008 (the "Initial 2008 Notes" and, together with the Initial 2003 Notes, the "Initial Securities") and
(ii) its 7.10% Senior Notes due 2003, Series B and 7.45% Senior Notes due 2008, Series B to be issued in exchange for the Initial Securities pursuant to the Registration Rights Agreement (the "Exchange 2003 Notes" and the "Exchange 2008 Notes", respectively, and, together, the "Exchange Securities"), in each case to be issued as in this Indenture provided. The Initial 2003 Notes and the Exchange 2003 Notes are hereinafter collectively called the "2003 Notes", and the Initial 2008 Notes and the Exchange 2008 Notes are hereinafter collectively called the "2008 Notes". The Initial Securities and the Exchange Securities are hereinafter collectively called the "Securities".

            Each Note Guarantor has duly authorized the execution and delivery of this Indenture to provide for its senior Note Guarantee of the Securities, as in this Indenture provided.

            All things necessary to make this Indenture a valid agreement of the Company and each Note Guarantor, in accordance with its terms, have been done.

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of each series, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

            SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (4) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Indenture; and

            (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Acquired Debt" means (x) Indebtedness of any Person (the "Acquired Person") existing at the time the Acquired Person merges or consolidates with or into, or becomes a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or (y) Indebtedness of any Person assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person, in each case excluding Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging or consolidating with or into, or becoming a Restricted Subsidiary of, the Company or any Restricted Subsidiary, or such acquisition of assets.

            "Acquisition" means the acquisition by the Company of all of the capital stock of Coulter on October 31, 1997.

            "Act," when used with respect to any Holder, has the meaning specified in Section 104.

            "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.25% in the case of the 2003 Notes, and 0.375%, in the case of the 2008 Notes.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent Members" has the meaning specified in Section 311.

            "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than (a) in the ordinary course of business, (b) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company, which shall not be an "Asset Sale" but instead shall be governed by the provisions of Section 801 and (c) any "fee in lieu of" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time upon reasonable notice by paying a nominal fee, or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in the case of each of clauses (i) and (ii), whether in a single transaction or a series of related transactions, to any Person (other than the Company or a Restricted Subsidiary) for Net Proceeds in excess of $1.0 million.

            "Attributable Value," when used with respect to any sale and leaseback transaction means, as of the time of determination, the total obligation (discounted to present value at the interest rate assumed in making calculations in accordance with FAS 13) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such sale and leaseback transaction.

            "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

            "Bank Indebtedness" means any and all Indebtedness or other amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Credit Facility or any refinancing in respect thereof, and any Refinancing Indebtedness in respect thereof, including in each case (without limitation) principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees, other monetary obligations of any nature and all other amounts payable under or in respect of any of the foregoing (and, without limitation, whether incurred in accordance with any clause of the definition of "Permitted Indebtedness" or the first sentence of Section 1010, or otherwise).

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Note Guarantor, as the case may be, to have been duly adopted by the Board of Directors or the board of directors (or designated committee thereof) of the relevant Note Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

            "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

            "Capital Stock" of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association, limited liability company or business entity, any and all Equity Interests, (iii) in the case of a partnership, partnership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.

            "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any instrumentality or agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality or agency thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;
(iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Services or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit, time deposits or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by (x) any lender under the Credit Agreement or (y) a commercial banking institution that is a member of the Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (vii) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding $20 million in aggregate principal amount outstanding at any time.

            "Cedel" means Cedel Bank, societe anonyme.

            "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or con solidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the voting stock of the Company.

            "Change of Control Downgrade" means, with respect to any Change of Control, a downgrade in the rating assigned to any Securities arising out of or otherwise attributable to such Change of Control (whether or not such Change of Control has occurred at the time of such downgrade), which downgrade (i) if prior to an Investment Grade Rating Date, is by any Rating Agency and (ii) if on or after an Investment Grade Rating Date, is by any two Rating

Agencies unless, after giving effect to such downgrade, the rating assigned to such Securities by either of such two Rating Agencies is Investment Grade. For purposes of the foregoing, and without limiting the generality thereof, a Change of Control Downgrade with respect to any Change of Control shall be deemed to have occurred if such Change of Control Downgrade occurs during any 90-day period beginning prior to and ending after the occurrence of such Change of Control.

            "Change of Control Triggering Event" means the later to occur of (i) any Change of Control and (ii) a Change of Control Downgrade with respect to such Change of Control. Both a Change of Control and a Change of Control Downgrade shall be required for a Change of Control Triggering Event to occur.

            "Commission" means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

            "Company" means Beckman Instruments, Inc. (which is expected to be renamed, subject to stockholder approval, Beckman Coulter, Inc.), a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of such Securities. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

            "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Treasury Reference Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

            "Consolidated Cash Flow" means, with respect to any period, the Consolidated Net Income for such period, plus without duplication (i) Consolidated Interest Expense for such period, plus (ii) provision for taxes based on income, profits or capital, to the extent such provision for taxes was included in computing such Consolidated Net Income, plus (iii) depreciation, amortization (including, without limitation, amortization of goodwill and other intangibles) and all other non-cash charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income.

            "Consolidated Coverage Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ended prior to such date for which consolidated financial statements of the Company are available, to (ii) Consolidated Interest Expense for such four fiscal quarters, provided that:

            (1) if since the beginning of such period the Company or any Restricted Subsidiary has incurred any Indebtedness that remains outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves an incurrence of Indebtedness (including without limitation any Acquired
      Debt), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness and the application of the proceeds thereof (and, in the case of any Ac-quired Debt, the related acquisition) as if such Indebtedness had been incurred (and any such acquisition had occurred) on the first day of such period;

            (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, defeased, retired or otherwise discharged (a "Discharge") any Indebtedness that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect to such Discharge of such Indebtedness, including with the proceeds of any such new Indebtedness, as if such Discharge had occurred on the first day of such period;

            (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Sale"), (x) Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period and (y) Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, transferred or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale, transfer or disposition);

            (4) if since the beginning of such period the Company or any Restricted Subsidiary shall have acquired (by merger or otherwise, and whether accounted for as a purchase, a pooling of interests or otherwise) any company, any business, any group of assets constituting an operating unit, or any other assets out of the ordinary course of business (a "Purchase"), Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any related Indebtedness) as if such Purchase had occurred on the first day of such period; and

            (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted

      Subsidiary, in each case in a Purchase, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2),
      (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

            If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company, either a fixed or floating rate. If any Indebtedness that is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period (being the relevant four-quarter period, or, if shorter, the portion thereof beginning on the date such facility was first drawn upon). In making any calculation of the Consolidated Coverage Ratio for any period prior to the date of the closing of the Acquisition, the Acquisition shall be deemed to have taken place on the first day of such period.

            "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of (i) the interest expense of the Company and its Restricted Subsidiaries for such period, plus (ii) all cash dividends paid during such period by the Company and its Restricted Subsidiaries with respect to any Disqualified Stock (other than to the Company or a Restricted Subsidiary), and minus (iii) to the extent otherwise included in Consolidated Interest Expense, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a consolidated basis in accordance with GAAP consistently applied.

            "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted by excluding, to the extent included in calculating such net income (or loss), without duplication, (i) any extraordinary gain or loss as recorded on the statement of operations in accordance with GAAP, (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to the Company's equity in the net income (or loss) of any unconsolidated Person or Unrestricted Subsidiary, except (in the case of such net income) to the extent of the amount of dividends or distributions actually paid or made to the Company or any of its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon any Asset Sale (other than sales of leases of customer-leased equipment) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) the net income of any Restricted Subsidiary if the declaration of dividends or similar distributions by that Restricted Subsidiary of that net income to the Company is at the time restricted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation (other than pursuant to any statute, rule or governmental regulation that permits such dividends or similar distributions payments after the passage of time, not to exceed 120 days, or after the filing or providing of notice with respect to such dividends or similar distributions) applicable to that Restricted Subsidiary or its stockholders (other than pursuant to the Securities or the Indenture), except to the extent that any dividend or distribution was or could have been made by the Restricted Subsidiary to the Company or another Restricted Subsidiary during such period in compliance with such restrictions, (vi) non-cash, nonrecurring charges (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period), (vii) any nonrecurring charges related to the Acquisition or any acquisition by the Company or any Restricted Subsidiary after the Issue Date and (viii) all deferred financing costs written off and premium paid in connection to any early extinguishment of Indebtedness.

            "Consolidated Net Tangible Assets" of the Company means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of the Company but which by its terms is renewable or extendable beyond 12 months from such date at the option of the borrower) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with GAAP.

            "Corporate Trust Office" means the office of the Trustee in the Borough of Manhattan, The City of New York at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 14 Wall Street, 8th Floor, NY, NY 10005.

            "corporation" means a corporation, association, company, joint-stock company or business trust.

            "Coulter" means Coulter Corporation, a Delaware corporation.

            "Covenant Defeasance" has the meaning specified in Section 1203.

            "Credit Agreement" means the credit agreement dated as of October 31, 1997, among the Company, the banks and other financial institutions party thereto from time to time, and Citicorp USA, Inc., as agent, Citicorp Securities, Inc. as arranger, and Merrill Lynch & Co., as syndication agent, as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

            "Credit Facility" means the collective reference to the Credit Agreement, any notes and letters of credit issued pursuant thereto and any guarantees, security agreements, pledges, mortgages, letter of credit applications and other collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Credit Agreement or otherwise).

            "Currency Hedging Arrangements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

            "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Defeasance" has the meaning specified in Section 1202.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than upon a change of control of the Company in circumstances where the holders of the Securities would have similar rights), in whole or in part on or prior to the stated maturity of any Securities.

            "Dollars" and "$" means lawful money of the United States of America.

            "Equipment Held for Resale" means instrument systems and related accessories and components manufactured or assembled by the Company that are owned and held for placement in facilities of the Company's customers.

            "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including limited liability company interests, in such Person.

            "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

            "Expiration Date" has the meaning specified in Section 104.

            "Exchange Offer" means the offer by the Company to the Holders of the Initial Securities to exchange all of the Initial Securities for Exchange Securities, as provided for in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

            "Exchange Securities" has the meaning stated in first recital of this Indenture and refers to any Exchange Securities containing terms substantially identical to the Initial Securities (except that (i) such Exchange Securities shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated) that are issued and exchanged for the Initial Securities in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

            "Exchange 2003 Notes" and "Exchange 2008 Notes" have the respective meanings specified in the first recital to this Indenture.

            "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is (i) not organized under the laws of the United States of America or any state thereof or the District of Columbia and (ii) conducts its principal operations outside the United States.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as approved by a significant segment of the United States accounting profession.

            "Global Securities" has the meaning set forth in Section 201.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "incur" has the meaning specified in Section 1010.

            "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person to pay the deferred or unpaid purchase price of property or services, which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto or the completion of such service, (iii) all Capital Lease Obligations of such Person, (iv) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (v) to the extent not otherwise included in this definition, all net obligations of such Person under all Interest Rate Agreements, Currency Agreement Obligations or Commodity Price Protection Agreements of such Person,
(vi) all liabilities of others of the kind described in the preceding clause
(i), (ii) or (iii) secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof, to the extent of the value of the property subject to such Lien, (vii) all Disqualified Stock issued by such Person, and (viii) to the extent not otherwise included, any Guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and its Restricted Subsidiaries shall not include
(i) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and (ii) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due.

            "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of each series of the Securities.

            "Indenture Obligations" means the obligations of the Company and any other obligor under this Indenture or under the Securities, to pay principal of, premium, if any, and interest on the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts due or to become due under or in connection with this Indenture, the Securities or the Note Guarantees and the performance of all other obligations to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 607 hereof) and the Holders of the Securities of either series under this Indenture, the Securities and the Note Guarantees, according to the terms thereof.

            "Initial Securities" has the meaning specified in the recitals to this Indenture.

            "Initial 2003 Notes" and "Initial 2008 Notes" have the respective meanings specified in the first recital to this Indenture.

            "Interest Payment Date," when used with respect to any Security, means the date specified in such Security as the fixed date on which any installment of interest is due and payable.

            "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

            "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances, loans and other extension of credit to customers, directors, officers and employees in the ordinary course of business) to, capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, bonds, securities or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and
Section 1011, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Board of Directors in good faith.

            "Investment Company Act" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

            "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

            "Investment Grade Rating Date" means the first date on which the Securities are rated Investment Grade by two Rating Agencies.

            "Issue Date" means the date on which Securities are first issued under the Indenture.

            "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

            "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

            "Net Proceeds" from an Asset Sale means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Sale or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Sale and
(iv) appropriate amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

            "Note Guarantee" means each Guarantee of the Securities by Coulter, Beckman Instruments (Naguabo), Inc., Hybritech Incorporated, SmithKline Diagnostics, Inc. and Coulter Leasing Corporation pursuant to this Indenture, and any Guarantee of the Securities that may from time to time be executed and delivered pursuant to this Indenture.

            "Note Guarantor" means each of Coulter, Beckman Instruments (Naguabo), Inc., Hybritech Incorporated, SmithKline Diagnostics, Inc. and Coulter Leasing Corporation and any Restricted Subsidiary that has issued a Note Guarantee.

            "Notice of Default" means a written notice of the kind specified in
Section 501(4) or 501(5).

            "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

            "Offshore Global Security" has the meaning set forth in Section 201.

            "Offshore Physical Security" has the meaning set forth in
Section 201.

            "Offshore Security Exchange Date" has the meaning set forth in
Section 203.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

            "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities heretofore authenticated and delivered under this Indenture, except:

            (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (3) Securities as to which Defeasance has been effected pursuant to
      Section 1202; and

            (4) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

            "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

            "Permitted Indebtedness" means:

            (i) Indebtedness incurred by the Company pursuant to the Credit Facility in an aggregate principal amount not to exceed $1,100.0 million outstanding at any time, minus the aggregate amount of all scheduled repayments of principal, and all mandatory prepayments of principal with Net Proceeds from Asset Sales, and plus (in the case of any refinancing thereof) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided that, so long as no term loan Indebtedness remains outstanding under the Credit Facility, the Company shall be permitted to incur revolving credit Indebtedness thereunder in an aggregate principal amount not to exceed $800 million outstanding at any time;

            (ii) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time not exceeding, as to all such Foreign Subsidiaries, the greater of (a) $75 million and (b) an amount equal to the sum of (x) 80% of the combined book value of the net account receivables owned by Foreign Subsidiaries that are shown on the consolidated balance sheet of the Company as of the end of the most recently ended fiscal quarter for which financial statements of the Company are available plus (y) 50% of the combined book value of the inventory owned by Foreign Subsidiaries that is shown on such balance sheet, all as calculated on a combined basis and in accordance with GAAP;

            (iii) Indebtedness represented by the Initial Securities or the Exchange Securities, any Guarantees in respect thereof, and any Indebtedness arising by reason of any Lien granted to secure any of the foregoing Indebtedness;

            (iv) Indebtedness owed by any Restricted Subsidiary to the Company or to another Restricted Subsidiary, or owed by the Company to any Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person that is either the Company or a Restricted Subsidiary of the Company; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (iv);

            (v) Indebtedness of the Company or any Restricted Subsidiary in the form of Purchase Money Obligations or Capital Lease Obligations, in an aggregate amount not in excess of $30 million outstanding at any time;

            (vi) Indebtedness of the Company or any Restricted Subsidiary arising in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations;

            (vii) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

            (viii) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees, indemnities, or obligations in respect of purchase price adjustments, in connection with the acquisition or disposition of assets;

            (ix) Indebtedness of the Company or any Restricted Subsidiary in respect of (a) judgment, performance, surety and other bonds provided by such Person with respect to obligations of such Person in the ordinary course of business, (b) letters of credit securing obligations incurred in the ordinary course of business or (c) other letters of credit in an amount not to exceed $5 million in the aggregate outstanding at any time;

            (x) Indebtedness of the Company or any Restricted Subsidiary consisting of Guarantees in respect of loans or advances made to officers or employees of the Company or any Restricted Subsidiary, or Guarantees otherwise made on their behalf, (a) in respect of travel, entertainment and moving related expenses incurred in the ordinary course of business, or (b) in the ordinary course of business not exceeding $500,000 in the aggregate outstanding at any time;

            (xi) Any Refinancing Indebtedness incurred in respect of any Indebtedness described in clauses (i), (ii), (iii), (xi), (xii) or (xiii) of this definition of "Permitted Indebtedness," any Capital Lease Obligations described in clause (v) of this definition of "Permitted Indebtedness" or any Indebtedness permitted to be incurred pursuant to the first sentence of Section 1010;

            (xii) Indebtedness of the Company or any Restricted Subsidiary that is outstanding on the Issue Date;

            (xiii) Acquired Debt of any Restricted Subsidiary, provided that at the time of the incurrence thereof and after giving effect thereto on a pro forma basis, (x) no De fault or Event of Default will have occurred and be continuing or would result therefrom and (y) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 1010;

            (xiv) Indebtedness of any Restricted Subsidiary in an aggregate principal amount not exceeding $10 million outstanding at any time, as to all such Restricted Subsidiaries that incur Indebtedness pursuant to this clause (xiv);

            (xv) Guarantees by the Company of any Indebtedness of any Restricted Subsidiary incurred by such Subsidiary in compliance with Section 1010, provided that if such Indebtedness is subordinated in right of payment to any other Indebtedness, such Guarantee shall be subordinated in right of payment to the Securities at least to the same extent as such Indebtedness is so subordinated to such other Indebtedness;

            (xvi) any Guarantee by any Note Guarantor of Bank Indebtedness of the Company incurred pursuant to clause (i), (xi) or (xvii) of this definition of "Permitted

      Indebtedness" or the first sentence of Section 1010, provided that (a) if such Indebtedness is subordinated in right of payment to any other Indebtedness, such Guarantee shall be subordinated in right of payment to the Securities at least to the same extent as such Indebtedness is so subordinated to such other Indebtedness, and (b) upon such Person no longer being a Note Guarantor, there shall be deemed to have occurred a new incurrence of such Guarantee not permitted by this clause (xvi); and

            (xvii) Indebtedness of the Company in addition to that described in clauses (i), (iii) through (xii) and (xv) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xvii) does not exceed $50 million outstanding at any time.

            For purposes of determining compliance with any such Dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, provided that (x) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (y) if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, and (z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and incurred pursuant to the Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option,
(i) the Issue Date, (ii) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such incurrence. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

            For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, Section 1010, (i) any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness as the obligor thereon in compliance with such covenant) arising under any Guarantee, Lien or letter of credit supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit secures the principal amount of such Indebtedness; (ii) in the event that Indebtedness is entitled to be incurred pursuant to the first paragraph of such covenant or meets the criteria of more than one of the types of Indebtedness described in the definition of "Permitted Indebtedness", the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (iii) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

            Indebtedness of any Person that is not a Restricted Subsidiary, which Indebtedness is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition. Accrual of interest, the accretion of accreted value of principal, and the payment of interest in the form of additional Indebtedness having the same terms as the original Indebtedness on which such payment is made (which payment is made pursuant to the terms of such original Indebtedness as initially issued), will not be deemed an incurrence of Indebtedness for purposes of Section 1010.

            "Permitted Investments" means (i) any Investment in the Company or any Restricted Subsidiary; (ii) any Investment in Cash Equivalents; (iii) any Investment in a Person if, as a result of such Investment, (a) such Person becomes a Restricted Subsidiary, or (b) such Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Restricted Subsidiaries and the Company or such Restricted Subsidiary is the surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities or other Investments received in connection with any sale or other disposition of property or assets (including Equity Interests); (vi) obligations under any Interest Rate Agreement, Currency Hedging Arrangement or Commodity Price Protection Agreement permitted pursuant to
Section 1010; (vii) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person; (viii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date; (ix) pledges or deposits with respect to leases or utilities, provided to third parties in the ordinary course of business; (x) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction; (xi) Investments in a joint venture or similar entity that is not a Restricted Subsidiary, made in the ordinary course of business; (xii) Investments in customers or suppliers, not to exceed $10 million in the aggregate outstanding at any time; and (xiii) Investments in an amount not exceeding $50 million in the aggregate outstanding at any time.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Physical Securities" has the meaning set forth in Section 201.

            "Place of Payment" has the meaning specified in Section 1002.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

            "Principal Property" means any real property of the Company or any of its Subsidiaries, and any equipment located at or comprising a part of any such property, having a net book value, as of the date of determination, in excess of the greater of $50 million and 10% of Consolidated Net Tangible Assets of the Company; provided, however, that Principal Property shall not include Equipment Held for Resale.

            "Private Placement Legend" has the meaning set forth in Section 203.

            "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (a) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to the Company or any Restricted Subsidiary of the assets subject thereto or (b) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

            "Rating Agency" means each of Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. (or, in any case, if such Person ceases to rate the Securities for reasons outside the control of the Company, any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange
Act) selected by the Company as a replacement Rating Agency).

            "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Reference Treasury Dealer" means each of Merrill Lynch & Co., Salomon Brothers Inc, Citicorp Securities, Inc., Credit Suisse First Boston Corporation, Morgan Stanley & Co. Incorporated, BancAmerica Robertson Stephens, First Chicago Capital Markets, Inc. and Goldman, Sachs & Co. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

            "Refinancing Indebtedness" means any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing, repayment or replacement (a "refinancing") of any Indebtedness described in clauses (i), (ii), (iii), (xi), (xii) or (xiii) of the definition of "Permitted Indebtedness," any Capital Lease Obligations described in clause (v) of the definition of "Permitted Indebtedness" or any Indebtedness permitted to be incurred pursuant to the first sentence of
Section 1010; provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced ("refinanced"), plus the reasonable fees, underwriting discounts, premiums and other costs and expenses incurred in connection therewith), (b) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (c) if the Indebtedness being refinanced is subordinated in right of payment to any Securities, such Refinancing Indebtedness shall be at least as subordinated in right of payment to the Securities as the Indebtedness being refinanced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced, the Company, or (in the case of Indebtedness of a Foreign Subsidiary that is being refinanced) any Foreign Subsidiary; it being understood that any Indebtedness incurred pursuant to clauses (i), (ii) or (v) of the definition of "Permitted Indebtedness" that is so refinanced shall be deemed to remain outstanding for the purpose of determining compliance with any limitations or restrictions set forth in such clauses.

            "Registration Rights Agreement" means the Registration Rights Agreement dated on or about the Issue Date among the Company and the Initial Purchasers for the benefit of themselves and the Holders, as the same may be amended from time to time in accordance with the terms thereof.

            "Registration Statement" means any Registration Statement as defined in the Registration Rights Agreement.

            "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of either series means the date specified for that purpose in Section 301.

            "Resale Restriction Termination Date" has the meaning specified in the Private Placement Legend set forth in Section 203.

            "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Restricted Subsidiary (and, if the Restricted Subsidiary making such dividend or distributions has any stockholder other than the Company or another Restricted Subsidiary, to such stockholder on no more than a pro rata basis, measured by value)); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary (other than any Capital Stock owned by the Company or any Restricted Subsidiary, or from all holders of such Capital Stock of a Restricted Subsidiary on a pro rata basis);
(iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to any Securities (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement); or (iv) any Restricted Investment.

            "Restricted Payment Amount" means the sum of:

            (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income accrued on a cumulative basis from the Issue Date (or, if such aggregate cumulative Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

            (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company (1) as capital contributions in the form of common equity to the Company after the Issue Date, (2) from the issuance and sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock), (3) from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of any Securities) and (4) from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Disqualified Stock or debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), plus the amount of cash received by the Company or any Restricted Subsidiary upon such conversion or exchange, in each case to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any

      Indebtedness of the Company or any Restricted Subsidiary, pursuant to clause (ii) or (iii) of the second paragraph of Section 1011, plus

            (c) the amount of the net reduction in Investments by the Company in Unrestricted Subsidiaries resulting from (x) the payment of cash dividends or the repayment in cash of the principal of loans or the cash return on any Investment, in each case to the extent received by the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (y) the release or extinguishment of any Guarantee of Indebtedness of any Unrestricted Subsidiary, and (z) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries of the Company (valued as provided in the definition of "Investment"), such aggregate amount of the net reduction in Investments not to exceed in the case of any Unrestricted Subsidiaries the amount of Restricted Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, plus

            (d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the amount of cash proceeds received with respect to such Restricted Investment, net of taxes and the cost of disposition, not to exceed the amount of Restricted Investments made after the Issue Date.

            "Restricted Subsidiary" means any Subsidiary of the Company which owns or leases a Principal Property; provided that, prior to an Investment Grade Rating Date, "Restricted Subsidiary" means any Subsidiary of the Company (other than an Unrestricted Subsidiary) for all purposes other than as used in Sections 1008 and 1009.

            "Securities Act" means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

            "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

            "series," when used with respect to the Securities, means the 2003 Notes or the 2008 Notes, as applicable.

            "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

            "Stated Maturity" means, when used with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the purchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subsidiary" of a Person means a Person more than 50% of the outstanding voting stock or other Equity Interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting" stock or other Equity Interests means stock or other Equity Interests which ordinarily has voting power for the election of directors, trustees or similar managers, whether at all times or only so long as no senior class of stock or other Equity Interests has such voting power by reason of any contingency.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of either series shall mean the Trustee with respect to Securities of that series.

            "2003 Notes" and "2008 Notes" have the respective meanings specified in the first recital to this Indenture.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate (a "Designation") any Subsidiary of the Company (other than a Subsidiary that owns any Capital Stock of, or owns, or holds any Lien on, any property of the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated) to be an Unrestricted Subsidiary if: (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; (b) the Company could make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness thereof) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and (c) the Company could incur $1.00 of additional Indebtedness under the first sentence of Section 1010 at the time of such Designation (assuming the effectiveness thereof). The Board of Directors may revoke (a "Revocation") any Designation of a Subsidiary as an Unrestricted Subsidiary if: (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; (b) the Company could incur $1.00 of additional Indebtedness under the first sentence of Section 1010 at the time of such Revocation (assuming the effectiveness thereof); and (c) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred under the Indenture. Any Designation or Revocation must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

            In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 1011 for all purposes of the Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (i) provide a Guarantee of any Indebtedness of any Unrestricted Subsidiary, (ii) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (iii) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under Section 1011.

            "U.S. Global Security" has the meaning set forth in Section 201.

            "U.S. Government Obligation" has the meaning specified in
Section 1204.

            "U.S. Physical Security" has the meaning set forth in Section 201.

            "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

            "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

            SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include,

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

            SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company or a Note Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any Note Guarantor stating that the information with respect to such factual matters is in the possession of the Company or any Note Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 104. Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            The ownership of Securities shall be proved by the Security
Register.

            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or any Note Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

            The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of either series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly designed proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

            The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of either series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in
Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

            With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

            Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

            SECTION 105. Notices, Etc., to Trustee, Company and Note Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company or any Note Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services Division, or

            (2) the Company or any Note Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first- class postage prepaid, to the Company or such Note Guarantor addressed to it at the address of the Company's principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

            SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

            SECTION 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust

Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

            SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 109. Successors and Assigns. All covenants and agreements in this Indenture by each of the Company and the Note Guarantors shall bind its successors and assigns, whether so expressed or not.

            SECTION 110. Separability Clause. In case any provision in this Indenture, in the Securities or in any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 111. Benefits of Indenture. Nothing in this Indenture, in the Securities or in any Note Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 112. Governing Law. THIS INDENTURE, THE SECURITIES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

            SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

                                   ARTICLE TWO

                                 SECURITY FORMS

            SECTION 201. Forms Generally. The Securities of each series and the Trustee's certificate of authentication relating thereto shall be in substantially the forms set forth, or referenced, in this Article and Exhibit A annexed hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

            The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

            The terms and provisions contained in the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Note Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

            Initial Securities offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Securities in substantially the form set forth in Exhibit A and contain each of the legends set forth in Section 203 (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Securities offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of a single permanent global Security in substantially the form set forth in Exhibit A (the "Offshore Global Security") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Security may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Initial Securities issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests in the U.S. Global Security or the Offshore Global Security (x) shall be in the form of permanent certificated Securities substantially in the form set forth in Exhibit A and shall contain the Private Placement Legend as set forth in Section 203 (the "U.S. Physical Securities") or (y), on or after the Offshore Security Exchange Date and subject to Section 203, shall be in the form of permanent certificated Securities substantially in the form set forth in Exhibit A (the "Offshore Physical Securities"), respectively, as hereinafter provided.

            The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities". The U.S. Global Security and the Offshore Global Security are sometimes collectively referred to as the "Global Securities".

            Exchange Securities shall be issued substantially in the form set forth in Exhibit A.

            SECTION 202. Form of Trustee's Certificate of Authentication. The Trustee's certificates of authentication shall be in substantially the following form:

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                            As Trustee


                                        By
                                           -------------------------------------
                                           Authorized Officer


            Dated:

            SECTION 203. Restrictive and Global Security Legends. Unless and until (a) (i) an Initial Security is exchanged for an Exchange Security in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement or
(ii) an Initial Security is sold pursuant to an effective Shelf Registration Statement, in each case pursuant to the Registration Rights Agreement, or (b) the Resale Restriction Termination Date as herein provided, (A) each U.S. Global Security and U.S. Physical Security shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Global Security and Offshore Physical Securities shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "Offshore Security Exchange Date") and receipt by the Company and the Trustee of a certificate substantially in the form provided in Exhibit C:

      THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS
      (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY

      DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION," AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            Each Global Security, whether or not an Initial Security, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

                                  ARTICLE THREE

                                 THE SECURITIES

            SECTION 301. Amount; Series; Terms. The titles of the Initial 2003 Notes and the Exchange 2003 Notes shall be the "7.10% Senior Notes due 2003" and the "7.10% Senior Notes due 2003, Series B", respectively. The titles of the Initial 2008 Notes and the Exchange 2008 Notes shall be the "7.45% Senior Notes due 2008" and the "7.45% Senior Notes due 2008, Series B", respectively. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107) shall be limited to $160,000,000 in the case of the 2003 Notes and $240,000,000 in the case of the 2008 Notes.

            The final Stated Maturity of the 2003 Notes shall be March 4, 2003, and the final Stated Maturity of the 2008 Notes shall be March 4, 2008. The 2003 Notes shall bear interest at the rate of 7.10% per annum, and the 2008 Notes shall bear interest at the rate of 7.45% per annum, in each case from March 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as further provided in the form of Security annexed hereto as Exhibit A. The Interest Payment Dates on which such interest shall be payable shall be March 4 and September 4 of each year, and the Regular Record Dates for any interest payable on each such Interest Payment Date shall be the immediately preceding February 19 and August 19, respectively.

            The principal of, and premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, provided, however, that at the option of the Company payment of interest on a Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Upon a Change of Control Triggering Event, each Holder of Securities will have the right to require that Company purchase all or any part (equal to $1,000 or an integral multiple thereof) of the Securities held by such Holder, as further provided in Section 1012.

            The Securities will be redeemable at the option of the Company as provided in Article Eleven. The Securities will not be entitled to the benefit of a sinking fund.

            The Securities shall be substantially in the form of Exhibit A to this Indenture, as further provided in Article Two.

            SECTION 302. Denominations. The Securities of each series shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

            SECTION 303. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            On Company Order, the Trustee shall authenticate for original issue Initial 2003 Notes and Initial 2008 Notes in an aggregate principal amount not to exceed $160,000,000 in the case of the 2003 Notes and $240,000,000 in the case of the 2008 Notes. On Company Order, the Trustee shall authenticate for original issue Exchange 2003 Notes and Exchange 2008 Notes in an aggregate principal amount not to exceed $160,000,000 in the case of the 2003 Notes and $240,000,000 in the case of the 2008 Notes; provided that such Exchange Securities shall be issuable only upon the valid surrender for cancellation of Initial Securities of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of 2003 Notes outstanding at any time shall not exceed $160,000,000. The aggregate principal amount of 2008 Notes outstanding at any time shall not exceed $240,000,000.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

            SECTION 304. Temporary Securities. Pending the preparation of definitive Securities of either series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

            If temporary Securities of either series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of either series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of either series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

            SECTION 305. Registration, Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

            At the option of the Holder, Securities of either series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

            If the Securities of either series are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

            SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security of either series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

            SECTION 307. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the Place of Payment, provided, however, that at the option of the Company payment of interest on a Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Any interest on any Security of either series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its selection in each case, as provided in Clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The

      Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in
      Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

            (2) The Company may make payment of any Defaulted Interest on the Securities of either series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 308. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 309. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

            SECTION 310. Computation of Interest. Interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 311. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security, and the Depositary may be treated by the Company, the Note Guarantors, the Trustee and any agent of the Company, the Note Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Note Guarantors, the Trustee or any agent of the Company, the Note Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security. The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 312. In addition, U.S. Physical Securities or Offshore Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Security or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Physical Securities under the Indenture or (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue Physical Securities.

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners for Physical Securities pursuant to paragraph (b), the Security Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the beneficial interest in the Global Security being transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and principal amount of authorized denominations.

            (d) In connection with a transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the applicable Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Security, an equal aggregate principal amount at maturity of U.S. Physical Securities (in the case of the U.S. Global Security) or Offshore Physical Securities (in the case of the Offshore Global Security), as the case may be, of authorized denominations.

            (e) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

            (f) Any Physical Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) shall, unless such exchange is made on or after the Resale

Restriction Termination Date and except as otherwise provided in Section 203 and
Section 312, bear the Private Placement Legend.

            SECTION 312. Transfer Provisions.

            Unless and until (i) an Initial Security is exchanged for an Exchange Security in the Exchange Offer pursuant to an effective Registration Statement or (ii) an Initial Security is sold pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a) General. The provisions of this Section 312 shall apply to all transfers involving any Physical Security and any beneficial interest in any Global Security.

            (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Security Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; "transferring" a Global Security means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Security Registrar that it has agreed to transfer; and "transferring" a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Security Registrar that it has agreed to transfer.

            As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Exhibit D; "Regulation S Certificate" means a certificate substantially in the form set forth in Exhibit E; "Rule 144A Certificate" means a certificate substantially in the form set forth in Exhibit F; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            (c) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Security, the transferor checks the box provided on the Physical Security to that effect) and (ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Securities to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Security, the transferee signs the certification provided on the Physical Security to that effect); or (B) the transferor holds the U.S. Global Security and is transferring to a transferee that will take delivery in the form of the U.S. Global Security.

            (d) Procedures and Requirements.

            1. If the proposed transfer occurs prior to the Offshore Security Exchange Date, and the proposed transferor holds:

            (A) a U.S. Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if
            required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Security and (z) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Security;

                  (ii) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the Security Registrar shall (x) cancel such surrendered U.S. Physical Security, (y) record an increase in the principal amount of the U.S. Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                  (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Security

            Registrar shall (x) cancel such surrendered U.S. Physical Security,
            (y) record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            In any of the cases described in this Section 312(d)(1)(A), the Security Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security, as applicable.

            (B) the U.S. Global Security, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if
            required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                  (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (C) the Offshore Global Security, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if
            required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the Security Registrar shall (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                  (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Security Exchange Date occurs, beneficial interests in the Offshore Global Security may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

            2. If the proposed transfer occurs on or after the Offshore Security Exchange Date and the proposed transferor holds:

            (A) a U.S. Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if
            required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the procedures set forth in Section 312(d)(1)(A)(i) shall apply;

                  (ii) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the procedures set forth in Section 312(d)(1)(A)(ii) shall apply; or

                  (iii) delivers a Regulation S Certificate, then the Security
            Registrar shall cancel such surrendered U.S. Physical Security and at the direction of the transferee, either:

                        (x) register such transfer in the name of such
                  transferee, record the date thereof in its books and records and deliver a new Offshore Physical Security to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Security, or

                        (y) if the proposed transferee is or is acting through
                  an Agent Member, record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered U.S. Physical Security and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            In any of the cases described in this Section 312(d)(2)(A), the Security Registrar shall deliver to the transferor a new U.S. Physical Security in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Security, as applicable.

            (B) the U.S. Global Security, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if
            required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered pursuant to clause (c) above) a Rule 144A Certificate and the proposed transferee requests delivery in the form of a U.S. Physical Security, then the procedures set forth in Section 312(d)(1)(B)(i) shall apply; or

                  (ii) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Security, then the procedures set forth in Section 312(c)(1)(B)(ii) shall apply; or

                  (iii) delivers a Regulation S Certificate, then the Security
            Registrar shall (x) record a decrease in the principal amount of the U.S. Global Security in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                        (x) register such transfer in the name of such
                  transferee, record the date thereof in its books and records and deliver a new Offshore Physical Security to such transferee in principal amount equal to the amount of such decrease, or

                        (y) if the proposed transferee is or is acting through
                  an Agent Member, record an increase in the principal amount of the Offshore Global Security equal to the amount of such decrease.

            (C) an Offshore Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Security, then the Security Registrar shall (x) cancel such surrendered Offshore Physical Security, (y) record an increase in the principal amount of the U.S. Global Security equal to the principal amount being transferred of such surrendered

            Offshore Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) requests that the proposed transferee receive a
            beneficial interest in the Offshore Global Security and the proposed transferee is or is acting through an Agent Member, then the Security Registrar shall (x) cancel such surrendered Offshore Physical Security, (y) record an increase in the principal amount of the Offshore Global Security equal to the principal amount being transferred of such surrendered Offshore Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer; or

                  (iii) does not make a request covered by Section
            312(d)(2)(C)(i) or Section 312(d)(2)(C)(ii), then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Security and (z) deliver a new Offshore Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Security.

            In any of the cases described in this Section 312(d)(2)(C), the Security Registrar shall deliver to the transferor a new Offshore Physical Security in principal amount equal to the principal amount not being transferred of such surrendered Offshore Physical Security, as applicable.

            (D) the Offshore Global Security, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered pursuant to
            clause (c) above) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Security, then the Security Registrar shall (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Security equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer;

                  (ii) requests that the proposed transferee receive a
            beneficial interest in the Offshore Global Security and the proposed transferee is or is acting through an Agent Member, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; or

                  (iii) does not make a request covered by Section
            312(d)(2)(D)(i) or Section 312(d)(2)(D)(ii), then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Offshore Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (e) Execution, Authentication and Delivery of Physical Security. In any case in which the Security Registrar is required to deliver a Physical Security to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Physical Security.

            (f) Certain Additional Terms Applicable to Physical Securities. Any transferee entitled to receive a Physical Security may request that the principal amount thereof be evidenced by one or more Physical Securities in any authorized denomination or denominations and the Security Registrar shall comply with such request if all other transfer restrictions are satisfied.

            (g) Transfers Not Covered by Section 312(d). The Security Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(d), such recording to be done in accordance with the otherwise applicable provisions of Section 312(d), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

            (h) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in the Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Security Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

            (i) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Security Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Security Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances exist contemplated by the fifth paragraph of Section 201 and the first paragraph of
Section 203 (with respect to an Offshore Physical Security or Offshore Global Security) or the requested transfer, exchange or replacement is made on or after the Resale Restriction Termination Date (with respect to any Security), (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities are exchanged for Exchange Securities pursuant to the Exchange Offer.

                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

            SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1)  either

            (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

            (B) all such Securities not theretofore delivered to the Trustee for cancellation

                  (i)  have become due and payable, or

                  (ii) will become due and payable at their Stated Maturity
            within one year, or

                  (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

            and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

            SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                 ARTICLE FIVE

                                   REMEDIES

            SECTION 501. Events of Default. "Event of Default," wherever used herein with respect to Securities of either series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or

            (3) failure to offer to repurchase or to repurchase the Securities of that series in the event of a Change of Control in accordance in all material respects with the provisions of Section 1012 or to perform or to comply with any provision of Section 801; or

            (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (5) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Restricted Subsidiary (including a default with respect to Securities other than of that series) having an aggregate principal amount outstanding of at least $20,000,000, or under any mortgage, indenture or instrument (including this Indenture) under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Restricted Subsidiary having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be created, which default (A) shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or (B) shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without, in the case of Clause (A), such indebtedness having been discharged or without, in the case of Clause (B), such indebtedness having been discharged or such acceleration having been rescinded or annulled, in each such case within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company or such Restricted Subsidiary to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a "Notice of Default" hereunder; provided, however, that, subject to the provisions of Sections 601 and 602, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, from any Restricted Subsidiary, from any Holder, from the holder of any such indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

            (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (7) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator other similar official of the Company or any Restricted Subsidiary or of any substantial part of its respective property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action; or

            (8) any Note Guarantee ceases to be in full force and effect or any Note Guarantor denies in writing that it has any liability under its Note Guarantee (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with this Indenture).

            SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) with respect to Securities of either series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(6) or 501(7) with respect to Securities of either series at the time Outstanding occurs, the principal amount of all the Securities of that series shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

            At any time after such a declaration of acceleration with respect to Securities of either series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                  (A) all overdue interest on all Securities of that series,

                  (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                  (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

            (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

            (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If an Event of Default with respect to Securities of either series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 504. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company or any Note Guarantor (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the

Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

            SECTION 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture, the Securities or the Note Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

            SECTION 506. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 607; and

            SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively.

            SECTION 507. Limitation on Suits. No Holder of any Security of either series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

            SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 512. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities of either series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            SECTION 513. Waiver of Past Defaults. The Holders of at least a majority in principal amount of the Outstanding Securities of either series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

            (1) in the payment of the principal of or any premium or interest on any Security of such series, or

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

            SECTION 514. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

            SECTION 515. Waiver of Usury, Stay or Extension Laws. Each of the Company and the Note Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Note Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX

                                  THE TRUSTEE

            SECTION 601. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

            SECTION 602. Notice of Defaults. If a default occurs hereunder with respect to Securities of either series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

            SECTION 603. Certain Rights of Trustee. Subject to the provisions of
Section 601:

            (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            SECTION 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein, in the Securities and in the Note Guarantees, except the Trustee's certificates of authentication, shall be taken as the statements of the Company and the Note Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Note Guarantees. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

            SECTION 605. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

            SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

            SECTION 607. Compensation and Reimbursement. The Company agrees

            (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            SECTION 608. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of each series, or a trustee under the Senior Indenture, dated as of May 15, 1996, between the Company and the Trustee.

            SECTION 609. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of the other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of either series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


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

            SECTION 610. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

            The Trustee may resign at any time with respect to the Securities of either series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

            The Trustee may be removed at any time with respect to the Securities of either series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

            If at any time:

            (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent Jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

            If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of either series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any


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

such successor Trustee may be appointed with respect to the Securities of either or both of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of either series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of either series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

            The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of either series and each appointment of a successor Trustee with respect to the Securities of either series to all Holders of Securities of such series in the manner provided in
Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

            SECTION 611. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            In case of the appointment hereunder of a successor Trustee with respect to the Securities of one (but not both) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of either series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which


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

(1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that series to which the appointment of such successor Trustee relates.

            Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

            SECTION 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

            SECTION 613. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

            SECTION 614. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents with respect to either series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to
Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.


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

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

            If an appointment with respect to either series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                            As Trustee


                                        By
                                            ------------------------------------
                                            As Authenticating Agent

                                        By
                                            ------------------------------------
                                            Authorized Officer

            Dated:


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

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

            SECTION 701. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

            (1) semi-annually, not later than June 30 and December 31 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding June 15 or December 15, as the case may be, and

            (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

            SECTION 702. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

            The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

            Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

            SECTION 703. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.


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

            A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

            SECTION 704. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

            SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person (a "successor Person"), and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

            (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

            (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by Section 1008, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby;

            (4) if such transaction occurs prior to an Investment Grade Rating Date, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 1010, on a pro forma basis after giving effect to such transaction;

            (5) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

            (6) each Note Guarantor shall have by supplemental indenture confirmed that its Note Guarantee will apply to any such successor Person's obligations under this Indenture and under the Securities of each series unless such Note Guarantor shall have been released and discharged from all of its obligations under its Note Guarantee in accordance with this Indenture.

            Upon an Investment Grade Rating Date, clause (4) of this Section 801 will cease to be effective with respect to any subsequent transaction governed by this Section 801.

            SECTION 802. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


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

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

            SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Note Guarantors, when authorized by their respective Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company or a Note Guarantor, and the assumption by any such successor of the covenants of the Company or such Note Guarantor herein and in the Securities and/or any Note Guarantee, as the case may be; or

            (2) to add to the covenants of the Company or any Note Guarantor for the benefit of the Holders of all Securities, or to surrender any right or power herein conferred upon the Company or any Note Guarantor, as applicable, herein, in the Securities or in any Note Guarantee, as the case may be; or

            (3) to add any additional Events of Default for the benefit of the Holders of all Securities; or

            (4) to provide for additional Note Guarantees or other guarantees of the Securities or to secure the Securities or any Note Guarantee or other guarantee of the Securities; or

            (5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or both series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

            (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (6) shall not adversely affect the interests of the Holders of Securities of either series in any material respect.

            SECTION 902. Supplemental Indentures With Consent of Holders. With the consent of the Holders of at least a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company and the Note Guarantors, when authorized by their respective Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

            (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of any Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

            (2) reduce the percentage in principal amount of the Outstanding Securities of either series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or of certain defaults hereunder and their consequences, provided for in this Indenture, or

            (3) modify any of the provisions of this Section, Section 513 or
      Section 1015, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and
      Section 1015 or the deletion of this proviso, in accordance with the requirements of Sections 611 and 901(5), or

            (4) amend or modify any of the provisions of Article Thirteen or any Note Guarantee in any manner adverse to the Holders of Securities of either series.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of the other series.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

            SECTION 906. Reference in Securities to Supplemental Indentures. Securities of either series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of either series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

            SECTION 907. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, whether or not notation of the consent is made upon any Security. Subject to the following paragraph and Section 104, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities of either series entitled to consent to any amendment, supplement or waiver, as further provided in Section 104. If a record date is set pursuant hereto, then, notwithstanding the last sentence of the immediately preceding paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly designated proxies), and no other Holders, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons remain Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Securities, unless it makes a change described in any of clauses (1) through (3) of the first paragraph of Section 902. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

                                   ARTICLE TEN

                                    COVENANTS

            SECTION 1001. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

            SECTION 1002. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Securities of either series may be presented or surrendered for payment (the "Place of Payment"), where Securities of either series may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby designates the Corporate Trust Office as the Place of Payment, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Securities of either series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            SECTION 1003. Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to either series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents for either series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent for either series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee


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

all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of either series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 1004. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company or any Note Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or any Note Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

            SECTION 1005. Existence. Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and each Note Guarantor's existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of


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

Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Note Guarantor and that the loss thereof is not disadvantageous in any material respect to the Holders.

            SECTION 1006. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

            SECTION 1007. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

            SECTION 1008. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness of the Company or any Subsidiary secured by a Lien upon any Principal Property, or upon shares of capital stock or evidences of indebtedness issued by any Restricted Subsidiary and owned by the Company or any Restricted Subsidiary, now owned or hereafter owned by the Company, without making effective provision to secure all of the Securities of each series then outstanding by such Lien, equally and ratably with any and all other indebtedness thereby secured, so long as such indebtedness shall be so secured.

            The foregoing restrictions shall not apply, however, to (1) Liens on any property existing at the time of the acquisition thereof; (2) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation (or a division thereof) as an entirety or substantially as an entirety to the


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

Company or a Restricted Subsidiary, provided that such Lien as a result of such merger, consolidation, sale, lease or other disposition is not extended to property owned by the Company or such Restricted Subsidiary immediately prior thereto; (3) Liens on property of a corporation existing at the time such corporation becomes a Restricted Subsidiary; (4) Liens securing indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure indebtedness incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained not later than twenty-four months after the later of (a) the completion of the acquisition, construction, development or improvement of such property or
(b) the placing in operation of such property or of such property as so constructed, developed or improved; (6) Liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, whether directly or indirectly, by way of share disposition or otherwise; provided that the Company must have disposed of such property within 180 days from the creation of such Liens and any indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary; (7) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments; (8) Liens to secure indebtedness of joint ventures in which the Company or a Restricted Subsidiary has an interest, to the extent such Liens are on property or assets of, or equity interests in, such joint ventures; (9) Liens on Equipment Held for Resale; and (10) any indebtedness secured by Liens existing on the date of this Indenture or any extension, renewal or replacement or refunding of any Lien existing on the date of this Indenture or referred to in clauses (1) to (3) or
(5); provided, however, that the aggregate principal amount of indebtedness secured thereby and not otherwise authorized by clauses (1) to (3) or (5), shall not exceed the aggregate principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement, or refunding, so secured at the time of such extension, renewal, replacement or refunding.

            Notwithstanding the restrictions described above, the Company and its Restricted Subsidiaries may incur, issue, assume or guarantee debt secured by Liens without equally and ratably securing the Securities of each series then outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any indebtedness which is concurrently being retired, the aggregate amount of all outstanding indebtedness secured by Liens so incurred, other than any indebtedness secured by Liens permitted as described in clauses (1) through (10) above, and together with all outstanding Attributable Value of all sale and leaseback transactions permitted as described in Section 1009 hereof does not exceed 15% of the Consolidated Net Tangible Assets of the Company.


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

            SECTION 1009. Limitation on Sale and Leaseback Transactions. Sale and leaseback transactions by the Company or any Restricted Subsidiary involving any Principal Property are prohibited unless either (1) the Company or its Restricted Subsidiaries would be entitled pursuant to the provisions described in clauses (1) through (10) of the second paragraph of Section 1008 hereof to issue, assume or guarantee indebtedness secured by a Lien on such Principal Property without equally and ratably securing the Securities of each series than outstanding or (2) the Company or such Restricted Subsidiary shall apply, or cause to be applied to the retirement of its secured debt within 120 days after the effective date of the sale and leaseback transaction, an amount not less than the greater of (i) the net proceeds (net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such sale) of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.

            Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction provided, that at the time of such transaction, after giving effect thereto, the Attributable Value thereof, together with all indebtedness secured by Liens permitted pursuant to Section 1008 hereto other than all indebtedness secured by Liens permitted as described in clauses (1) through (10) of the second paragraph of Section 1008 hereof and other than the Attributable Value of such sale and leaseback transactions permitted by the preceding paragraph, does not exceed 15% of Consolidated Net Tangible Assets of the Company.

            SECTION 1010. Limitation on Incurrence of Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly enter into any Guarantee of, or in any other manner become directly or indirectly liable for ("incur"), any Indebtedness (including Acquired Debt), except that the Company may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Consolidated Coverage Ratio of the Company for the most recently ended four fiscal quarters for which financial statements are available would be at least 2.0 to 1. The foregoing limitations will not apply to the incurrence by the Company or any Restricted Subsidiary, as the case may be, of any Permitted Indebtedness of such Person.

            Upon an Investment Grade Rating Date, this Section 1010 will cease to be effective.

            SECTION 1011. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be as determined in good faith by the Board of Directors of the Company, which determination shall be conclusive), (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of Section 1010 and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the Restricted Payment Amount.

            The foregoing provisions will not prohibit the following actions (collectively, "Permitted Payments"):

            (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

            (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company that is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock);

            (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Securities in exchange for, or out of the proceeds of, the substantially concurrent sale of Refinancing Indebtedness that is
      (x) at least as subordinated in right of payment to the Securities as the Indebtedness being refinanced and (y) permitted to be incurred pursuant to
      Section 1010;

            (iv) the redemption, repurchase, retirement or other acquisition of any Indebtedness of the Company that is subordinated in right of payment to the Securities upon a Change of Control to the extent required by the agreement governing such Indebtedness but only if the Company shall have complied with Section 1012 and purchased all Securities tendered pursuant to the offer to repurchase all of the Securities required thereby, prior to purchasing or repaying such Indebtedness;


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

            (v) payments by the Company to purchase or otherwise acquire Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from departing or deceased directors, officers or employees of the Company or its Subsidiaries, whether pursuant to the terms of an employee benefit plan or employment agreement or otherwise; provided that the aggregate amount of all such repurchases shall not exceed $2 million in any fiscal year; and

            (vi) the payment by the Company of dividends on the common stock of the Company in an amount not to exceed $25 million in any fiscal year;

provided that, in the case of clauses (v) and (vi), no Default or Event of Default shall have occurred or be continuing at the time of such Permitted Payment after giving effect thereto.

            For purposes of clause (iii) of the first paragraph of this Section 1011, Permitted Payments made pursuant to clauses (i), (v) and (vi) of the immediately preceding paragraph shall be included (with respect to clause (i), as of the date of declaration) as Restricted Payments made since the Issue Date.

            Upon an Investment Grade Rating Date, this Section 1011 will cease to be effective.

            SECTION 1012. Change of Control. Upon the occurrence of a Change of Control Triggering Event, each holder of the Securities of either series shall have the right to require that the Company repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Securities at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of such repurchase.

            Within 30 days following any such Change of Control Triggering Event, the Company will be required to mail a notice to each holder of a Security (with a copy to the Trustee) stating (1) that a Change of Control Triggering Event has occurred and that such holder has the right to require the Company to repurchase such holder's Securities at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of repurchase (the "Change of Control Offer"); (2) the repurchase date, which shall be a Business Day and be not earlier than 20 Business Days or later than 60 Business Days from the date such notice is mailed (the "Repurchase Date"); (3) that interest on any Security tendered will continue to accrue; (4) that interest on any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue after the repurchase of any Security on the Repurchase Date; (5) that holders electing to have a Security purchased pursuant to the Change of Control Offer will be required to surrender such Security, with the form entitled "Option to Elect Purchase" on the reverse of the Security completed, to the Trustee at the address specified in the notice prior to the close of business on the Business Day prior to the Repurchase Date; (6) that holders of Securities will be entitled to withdraw their election on the terms and conditions set forth in such notice; and (7) that holders of Securities that elect to have their Securities purchased only in part will be issued new Securities in a principal amount equal to the then unpurchased portion of the Securities surrendered.

            For so long as the Securities are in the form of Global Securities, upon any such Change of Control Triggering Event, the Company will be required to deliver to the Depositary, within the time periods specified above, for re-transmittal to its participants, a notice substantially to the effect specified in clauses (1) through (4) and (6) of the previous paragraph. Such notice shall also specify the required procedures (furnished by the Depositary) for holders of interests in the Global Security to tender and receive payment of the purchase price for interests in accordance with the Depositary's rules, regulations and practices (including the Depositary's "Repayment Option Procedures" to the extent applicable).

            On the Repurchase Date, the Company shall (i) accept for payment such surrendered Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Trustee money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted with an officers' certificate identifying the Securities or portions thereof so tendered. The Company will publicly announce the result of the Change of Control Offer as soon as practicable after the Repurchase Date.

            The Company will comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act in connection with a Change of Control Offer.

            SECTION 1013. Future Note Guarantors. The Company will cause each Restricted Subsidiary that Guarantees any Bank Indebtedness promptly to execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to this Indenture pursuant to which such Restricted Subsidiary will guarantee the Company's obligations under the Indenture and the Securities of each series, in accordance with and as further provided in Section 1302.

            SECTION 1014. Provision of Financial Statements and Reports. Whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission (unless such filing is not permitted under the Exchange Act), so long as the Securities of either series are outstanding, the annual reports, quarterly reports and other periodic reports that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Re quired Filing Date,
(a) transmit or cause to be transmitted by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder at the Company's cost.

            SECTION 1015. Waiver of Certain Covenants. The Company may, with respect to the Securities of either series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to 901(2) for the benefit of the Holders of such series or in Sections 1008 through 1014, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

            SECTION 1101. Optional Redemption. The Securities of each series will be redeemable, in whole or in part, at the option of the Company at any time at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of redemption. Redemption of Securities as permitted by this Section 1101 shall be made in accordance with this Article.

            SECTION 1102. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of either series (including any such redemption affecting only a single Security), the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

            SECTION 1103. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities of either series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

            The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

            SECTION 1104. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

            All notices of redemption shall state:

            (1) the Redemption Date,

            (2) the Redemption Price,

            (3) if less than all the Outstanding Securities of either series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of either series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

            (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

            SECTION 1105. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.


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

            SECTION 1106. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

            SECTION 1107. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                ARTICLE TWELVE

                      DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 1201. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may elect, at its option at any time, to have Section 1202 or Section 1203 applied to any Securities or either series of Securities, upon compliance with the conditions set forth below in this Article. Any such election shall be evidenced by a Board Resolution.

            SECTION 1202. Defeasance and Discharge. Upon the Company's exercise of its option (if any) to have this Section applied to any Securities or either series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option (if any) to have this Section applied to any Securities notwithstanding the prior exercise of its option (if any) to have
Section 1203 applied to such Securities.

            SECTION 1203. Covenant Defeasance. Upon the Company's exercise of its option (if any) to have this Section applied to any Securities or either series of Securities, as the case may be, (1) the Company shall be released from its obligations under Section 801(3), Sections 1006 through 1011, inclusive, and any covenants provided pursuant to Section 901(2) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(4) (with respect to any of Section 801(3), Sections 1006 through 1011, inclusive, and any such covenants provided pursuant to Section 901(2)) and
Section 501(5) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

            SECTION 1204. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 1202 or Section 1203 to any Securities or either series of Securities, as the case may be:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
      (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on such Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and such Securities. As used herein, "U.S. Government Obligation" means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or
      (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or
      (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

            (2) In the event of an election to have Section 1202 apply to any Securities or either series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

            (3) In the event of an election to have Section 1203 apply to any Securities or either series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

            (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

            (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and
      (7), at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day).

            (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

            (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

            (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

            (9) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

            SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and

Section 1206, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1204 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

            Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

            SECTION 1206. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1202 or 1203 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1205 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

                                ARTICLE THIRTEEN

                             GUARANTEE OF SECURITIES

            SECTION 1301. Unconditional Guarantee. (a) Each Note Guarantor hereby jointly and severally and fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (1) the principal of, and premium, if any, and interest on, the Securities of each series will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities of each series and all other obligations of the Company or the Note Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Indenture Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Securities of either series or any of such other Indenture Obligations with respect to the Securities of either series, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaran teed, or failing performance of any other obligation of the Company to the Holders of Securities of either series, for whatever reason, each Note Guarantor will be obligated to pay or cause the payment of, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities of either series shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Securities of such series to accelerate the obligations of the Note Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

            Each Note Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Indenture, the Securities of either series or the obligations of the Company or any other Note Guarantor to the Holders or the Trustee hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder of Securities with respect to any provisions hereof or thereof, any release of any other Note Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

            Each Note Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that (except as otherwise provided in Section 1303) its

Note Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (1) subject to this Article Thirteen, the maturity of the obligations guaranteed hereby may be accelerated as and to the extent provided in Article Five hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purpose of this Note Guarantee. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Indenture Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Note Guarantors of their liabilities and obligations under their respective Note Guarantees or under this Indenture.

            Until terminated in accordance with Section 1303, this Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities of either series are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on such Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities of the relevant series shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            (b) Each Note Guarantor that makes a payment or distribution under this Note Guarantee shall have the right to seek contribution from any non-paying Note Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Note Guarantee.

            (c) Notwithstanding any of the foregoing, each Note Guarantor's liability under this Note Guarantee shall be limited to the maximum amount that would not result in this Note Guarantee constituting a fraudulent conveyance or fraudulent transfer under applicable law.

            (d) Each Note Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 1304, is knowingly made in contemplation of such benefits.

            SECTION 1302. Additional Note Guarantors. Each Restricted Subsidiary that is required to become a Note Guarantor pursuant to Section 1013 shall promptly execute and deliver to the Trustee a supplemental indenture substantially in the form set forth in Exhibit B to this Indenture, evidencing its Note Guarantee on substantially the terms set forth in this Article Thirteen. Concurrently therewith, the Company shall deliver to the Trustee an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that, subject to the applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights or remedies generally and the general principles of equity, such supplemental indenture is a valid and binding agreement of such Restricted Subsidiary, enforceable against such Restricted Subsidiary in accordance with its terms.

            SECTION 1303. Release of a Note Guarantee. (a) Any Note Guarantor shall be automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee, and such Note Guarantee shall terminate, at any such time that such Note Guarantor is released and discharged from all of its obligations under all of its Guarantees in respect of Bank Indebtedness, unless such release results from payment under such Guarantee. Upon the delivery by the Company to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to such release of such Note Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence such release and discharge of such Note Guarantor from its obligations under and termination of its Note Guarantee.

            (b) Upon the sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company and its Subsidiaries in, or all or substantially all the assets of, a Note Guarantor (which sale, exchange or transfer is not prohibited by this Indenture), such Note Guarantor shall be automatically and unconditionally released and discharged from all its obligations under its Note Guarantee, and such Note Guarantee shall terminate. Upon such occurrence, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

            (c) Upon the release of any Note Guarantor from its Note Guarantee pursuant to the provisions of the Indenture, each other Note Guarantor not so released shall remain liable for the full amount of principal of, and premium, if any, and interest on, the Securities as and to the extent provided in this Article Thirteen.

            (d) Each Note Guarantee shall terminate and cease to be of further effect upon (i) defeasance of the Company's obligations in accordance with
Section 1202 hereof and (ii) satisfaction and discharge of this Indenture in accordance with Section 401.

            SECTION 1304. Waiver of Subrogation. Each Note Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Securities of either series and this Indenture or such Note Guarantor's obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of either series against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until this Indenture is discharged and all of the Securities of both series are discharged and paid in full. If any amount shall be paid to any Note Guarantor in violation of the preceding sentence and the Securities of the relevant series shall not have been paid in full, such amount shall have been deemed to have been paid to such Note Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of such series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon such Securities, whether matured or unmatured, in accordance with the terms of this Indenture.

            SECTION 1305. Reliance on Judicial Order or Certificate of Liquidating Agent Regarding Dissolution, etc. Upon any payment or distribution of assets of any Note Guarantor referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 601, and the Holders of Securities of either series shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to such Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of other Indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article Thirteen.

            SECTION 1306. Article Thirteen Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Thirteen shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Thirteen in addition to or in place of the Trustee.

            SECTION 1307. No Suspension of Remedies. Nothing contained in this Article Thirteen shall limit the right of the Trustee or the Holders of Securities of either series to take any action to accelerate the maturity of such Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

                           ------------------------

            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        BECKMAN INSTRUMENTS, INC.

                                        By  D. K. WILSON
                                           -------------------------------------

Attest:

WILLIAM H. MAY
------------------------


                                        COULTER CORPORATION

                                        By  WILLIAM H. MAY
                                           -------------------------------------

Attest:

JOHN A. WEISS
------------------------


                                        BECKMAN INSTRUMENTS (NAGUABO), INC.

                                        By  WILLIAM H. MAY
                                           -------------------------------------

Attest:

JOHN A. WEISS
------------------------


                                        HYBRITECH INCORPORATED

                                        By  WILLIAM H. MAY
                                           -------------------------------------

Attest:

JOHN A. WEISS
------------------------

                                        SMITHKLINE DIAGNOSTICS, INC.

                                        By  D. K. WILSON
                                           -------------------------------------

Attest:

JOHN A. WEISS
------------------------


                                        COULTER LEASING CORPORATION

                                        By  WILLIAM H. MAY
                                           -------------------------------------

Attest:

JOHN A. WEISS
------------------------


                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By  JOHN R. PRENDIVILLE
                                           -------------------------------------

Attest:

LELAND HANSEN
------------------------

                                                                       EXHIBIT A


                               (FACE OF SECURITY)

                            BECKMAN INSTRUMENTS, INC.

             [7.10][7.45]% [Series B]* Senior Note due [2003][2008]

CUSIP No._________
No.      _________                                                    $ ________

            Beckman Instruments, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.,____________________, or registered assigns, the principal sum of ___________________________________
Dollars on March 4, [2003][2008], and to pay interest thereon from March 4, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for [on this Security or on the Initial Security surrendered in exchange therefor]*, semi-annually on March 4 and September 4 in each year, commencing September 4, 1998, at the rate of [7.10][7.45]% per annum[(subject to adjustment as provided below)]**[, except that interest accrued on this Security for periods prior to the date on which the Initial Security was surrendered in exchange for this Security will accrue at the rate or rates borne by the Securities from time to time during such periods]*, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 19 or August 19 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor
--------

*     Include only for Exchange Security.

**    Include only for Initial Security.

Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            [The Holder of this Security is entitled to the benefits of the Registration Rights Agreement, dated March 4, 1998, among the Company and the Initial Purchasers named therein. In the event that either (i) the Exchange Offer Registration Statement is not filed with the Securities and Exchange Commission on or prior to the 45th calendar day following the Issue Date, (ii) the Exchange Offer Registration Statement has not been declared effective on or prior to the 120th calendar day following the Issue Date, (iii) the Exchange Offer is not consummated or the Shelf Registration Statement is not declared effective, in either case, on or prior to the 150th calendar day following the Issue Date or (iv) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), the interest rate borne by this Security shall be increased by one-quarter of one percent per annum (0.25%) upon the occurrence of each Registration Default, which rate will increase by one-quarter of one percent (0.25%) each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one-half of one percent (0.50%) per annum until such Registration Default has been cured. Upon (w) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (i) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 120-day period described in clause (ii) above, (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 150-day period described in clause (iii) above, or (z) the cure of any Registration Default described in clause (iv) above, the interest rate borne by this Security from the date of such filing, effectiveness, consummation or cure, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause
(i), (ii), (iii) or (iv) above occurs, the interest rate will again be increased pursuant to the foregoing provisions.]*

            Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, in such coin or currency of the United States
--------

*     Include only for Initial Security.

of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                        BECKMAN INSTRUMENTS, INC.

                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

[SEAL]

Attest:


--------------------------


            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        THE FIRST NATIONAL BANK OF CHICAGO,
                                           As Trustee

                                        By
                                           -------------------------------------
                                           Authorized Officer

            Dated:

                             (REVERSE OF SECURITY)

            This Security is one of the duly authorized issue of [7.10][7.45]% [Series B]* Senior Notes due [2003][2008] of the Company (herein called the "Securities"), issued under an Indenture, dated as of March 4, 1998 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company, as issuer, the Note Guarantors, as guarantors, and The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to [$160,000,000][$240,000,000].

            This Security is entitled to the benefits of the certain senior Note Guarantees of the Note Guarantors and may thereafter be entitled to certain other senior Note Guarantees made for the benefit of the Holders. Reference is made to Article Thirteen of the Indenture and to the Note Guarantees for terms relating to such Note Guarantees.

            The Securities are subject to redemption upon not less than 30 days' notice by mail, at any time, as a whole or in part, at the election of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

            In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            The Securities will not be entitled to the benefit of a sinking fund.

--------

*     Include only for Exchange Security.

            The Indenture provides that, upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to 100% of the aggregate principal amount thereof plus accrued interest, if any, to the date of such repurchase.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and certain Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities are issuable only in registered form without coupons in denominations of $1,000.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            THE INDENTURE, THIS SECURITY AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            [FORM OF TRANSFER NOTICE]


            FOR VALUE RECEIVED the undersigned holder hereby sell(s) assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------


--------------------------------------------------------------------------------
(Please print or typewrite name and address including zip code of assignee)


--------------------------------------------------------------------------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing


--------------------------------------------------------------------------------
attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

            [In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or March 4, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

[ ] (b)      this Security is being transferred other than in accordance with
             (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to registered this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.]*


Date:
     -------------------------

                                          --------------------------------------
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within-mentioned instrument in every
                                          particular, without alteration or any
                                          change whatsoever.

Signature Guarantee:
                      -------------------------------------

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has

--------

* Include only for Initial Security, except Offshore Physical Security in accordance with the Indenture.

determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ---------------------           ----------------------------------------
                                       NOTICE:  To be executed by an
                                                executive officer]**

----------

** Include only for Initial Security, except Offshore Physical Security in accordance with the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you wish to have this Security purchased by the Company pursuant to Section 1012 of the Indenture, check the Box: [ ].

            If you wish to have a portion of this Security purchased by the Company pursuant to Section 1012 of the Indenture, state the amount (in original principal amount) below:


                         $
                          ---------------------------

Date:
               ------------------------------------

Your Signature:
               ------------------------------------

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                     ------------------------------

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B


           Form of Supplemental Indenture in Respect of Note Guarantee

            This Supplemental Indenture, dated as of [_________] (this "Supplemental Indenture"), among [name of Note Guarantor] (the "Note Guarantor"), [Company] (together with its successors and assigns, the "Company"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and [Trustee], as Trustee under the Indenture referred to below.
                              W I T N E S S E T H:

            WHEREAS, the Company and the Trustee have heretofore become parties to an Indenture, dated as of March 4, 1998, as amended (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $160,000,000 of 7.10% Senior Notes due 2003 and 7.10% Series B Senior Notes due 2003 of the Company (collectively, the "2003 Notes") and an aggregate principal amount of $240,000,000 of 7.45% Senior Notes due 2008 and 7.45% Series B Senior Notes due 2008 of the Company (collectively, the "2008 Notes" and, together with the 2003 Notes, the "Securities");

            WHEREAS, Sections 1013 and 1302 of the Indenture provide that under certain circumstances the Company is required to cause the Note Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Note Guarantor shall guarantee the Company's obligations under the Securities pursuant to a Note Guarantee on the terms and conditions set forth herein and in Article Thirteen of the Indenture; and

            WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Note Guarantor, the Company, the other Note Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Securities as follows:

            1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

            2. Agreement to Guarantee. The Note Guarantor hereby agrees, jointly and severally with all other Note Guarantors and fully and unconditionally, to guarantee the Company's obligations under the Indenture and the Securities of each series on the terms and subject to the conditions set forth in Article Thirteen of the Indenture and to be bound by all other applicable provisions of the Indenture as a Note Guarantor.

            3. Termination, Release and Discharge. The Note Guarantor's Note Guarantee shall terminate and be of no further force or effect, and the Note Guarantor shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 1303 of the Indenture.

            4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Note Guarantor's Note Guarantee or any provision contained herein or in Article Thirteen of the Indenture.

            5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

            6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            8. Headings. The section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                       [NAME OF GUARANTOR],

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

                                       [COMPANY]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       [Add signature block for any other
                                       existing Note Guarantor]

                                       [TRUSTEE]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT C


    Form of Certificate to Be Delivered upon Termination of Restricted Period


                                                      On or after April 14, 1998

The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, IL  60670-0126
Attention: Corporate Trust Services Division

      Re:   Beckman Instruments, Inc. (the "Company")
            [7.10][7.45]% Senior Notes due [2003][2008] (the "Securities")

Ladies and Gentlemen:

            This letter relates to $___________ principal amount of Securities represented by the offshore global security certificate (the "Offshore Global Security"). Pursuant to Section 203 of the Indenture dated as of March 4, 1998 relating to the Securities (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Securities represented by the Offshore Global Security and (2) we are a Non-U.S. Person to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Physical Security representing the undersigned's interest in the principal amount of Securities represented by the Offshore Global Security, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]


                                       By:
                                           -------------------------------------

                                                                       EXHIBIT C


                                           Authorized Signature

                                                                       EXHIBIT D


                     Form of Accredited Investor Certificate

                       Transferee Letter of Representation


The First National Bank of Chicago, as Trustee
One First National Plaza
Suite 0126
Chicago, IL  60670-0126
Attention:  Corporate Trust Services Division

Ladies and Gentlemen:

            In connection with our proposed purchase of $________ aggregate principal amount of the [7.10][7.45]% Senior Notes due 200[3][8] (the "Securities") of Beckman Instruments, Inc. (the "Company"), we confirm that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor", and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities laws and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand and acknowledge that the Securities have not been registered under the Securities Act or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the

Securities are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the trustee (the "Trustee") under the Indenture pursuant to which the Securities are issued a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Securities pursuant to clauses (d), (e) and
(f) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

            3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

            4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereto to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

            THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

                                       Very truly yours,

                                       (Name of Purchaser)

                                       By:
                                            ------------------------------------

                                       Date:
                                            ------------------------------------

            Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

By:
      ---------------------------------

Date:
      ---------------------------------

Taxpayer ID number:
                    -------------------

                                                                       EXHIBIT E


                        Form of Regulation S Certificate

                            Regulation S Certificate

To:   The First National Bank of Chicago
      One First National Plaza
      Suite 0126
      Chicago, IL  60670-0126
      Attention:  Corporate Trust Services Division

      Re:   Beckman Instruments Inc. (the "Company")
      [7.10][7.45]% Senior Notes due [2003][2008] (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $_____ aggregate principal amount of Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

            1. The offer of the Securities was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

            3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable.

            4. The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Securities, and the proposed transfer takes place before the Offshore Security Exchange Date referred to in the Indenture, dated as of March 4, 1998, among the Company, the Note Guarantors thereunder and the Trustee, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904(c) of Regulation S.

            You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [NAME OF SELLER]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:

Date of this Certificate:  _______________ __, 199_

                                                                       EXHIBIT F


                          Form of Rule 144A Certificate

                              Rule 144A Certificate

To:   The First National Bank of Chicago
      One First National Plaza
      Suite 0126
      Chicago, IL  60670-0126
      Attention:  Corporate Trust Services Division

      Re:   Beckman Instruments, Inc. (the "Company")
            [7.10][7.45]% Senior Notes due [2003][2008] (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $______ aggregate principal amount of Securities, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Securities to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

            You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [NAME OF PURCHASER]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                           Address:

Date of this Certificate:  _________ __, 199_


                                      F-2